Lucas Energy, Inc. 10-K

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File No. 333-211066) on Form S-1, Registration Statements (File No. 333-164099, 333-173825, 333-179980 and 333-188663) on Form S-3 and Registration Statements (File No. 333-166257, 333-179220, 333-195959 and 333-210732) on Form S-8 of Lucas Energy, Inc. of our report dated July 14, 2015, relating to our audit of the financial statements, which appear in this Annual Report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2016.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas
July 13, 2016